UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2021

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2021, the Executive Committee (the “Governing Body”) of Endeavor Group Holdings, Inc. (the “Company”) increased the size of the Board of Directors (the “Board”) from seven to eight directors and appointed Jacqueline D. Reses to fill the newly created vacancy on the Board and as a member of the Board’s Section 16b-3 Committee, in each case, effective August 16, 2021. Ms. Reses will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2024 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal.

Ms. Reses currently serves as the Chief Executive Officer of Post House Capital LLC, a private investment firm focused on consumer and financial technology. Ms. Reses previously served as Executive Chairperson of Square Financial Services LLC and Capital Lead at Square, Inc., a publicly traded financial services company which provides payments, point of sale, and cash flow management services to small businesses and consumers, from October 2015 to October 2020. From September 2012 to October 2015, Ms. Reses served as Chief Development Officer for technology company Yahoo! Inc. Prior to Yahoo, Ms. Reses served as the head of the U.S. media group at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. Ms. Reses currently serves on the boards of directors of Affirm Holdings, Inc., Pershing Square Tontine Holdings, Ltd. and TaskUs, Inc., as well as at ContextLogic Inc., where she serves as Executive Chair. Ms. Reses is also the Chair of the Economic Advisory Council of the Federal Reserve Bank of San Francisco and sits on the Wharton School Board of Advisors. She previously served on the boards of directors of Alibaba Group Holdings Limited, and Social Capital Hedosophia Holdings Corp. Ms. Reses received a bachelor’s degree in economics with honors from the Wharton School of the University of Pennsylvania.

Ms. Reses is eligible to participate in the Company’s Non-Employee Director Compensation Policy, which provides for: (i) an annual cash retainer of $107,000 for serving on the Board, earned on a quarterly basis; (ii) an initial restricted stock unit award with a prorated grant date value of $182,000, granted upon joining the Board, that vests on the Company’s next annual meeting of stockholders following the date of grant, subject to her continuing in service through the date of such annual meeting; and (iii) an annual restricted stock unit award with a grant date value of $182,000, granted on the date of the Company’s annual meeting of stockholders that vests on the Company’s next annual meeting of stockholders following the date of grant, subject to her continuing in service through the date of such annual meeting.

Ms. Reses has entered into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A (File No. 333-254908), filed with the Securities and Exchange Commission on April 20, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

Date: August 18, 2021